     As filed with the Securities and Exchange Commission on April 30, 1998
                                                    REGISTRATION NO. 333-51239


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   -----------


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   -----------


                        ONYX ACCEPTANCE AUTO LOAN TRUSTS
                     (Issuer with respect to the Securities)

                      ONYX ACCEPTANCE FINANCIAL CORPORATION
                   (Originator of the Trusts described herein)
             (Exact name of Registrant as specified in its charter)

            DELAWARE                               9999                             33-0639768
(State or other jurisdiction of        (Primary Standard Industrial              (I.R.S. Employer
 incorporation or organization)         Classification Code Number)             Identification No.)

                                   -----------


                       8001 IRVINE CENTER DRIVE, 6TH FLOOR
                            IRVINE, CALIFORNIA 92618
                                 (949) 450-5500
               (Address, including zip code, and telephone number,
        including area code, of Originator's principal executive offices)


                                 REGAN E. KELLY
                            EXECUTIVE VICE PRESIDENT
                       8001 IRVINE CENTER DRIVE, 5TH FLOOR
                            IRVINE, CALIFORNIA 92618
                                 (949) 450-5509
            (Name, address, including zip code, and telephone number,
            including area code, of agent for service with respect to
                                 the Registrant)

                                   COPIES TO:

                              DAVID A. ALLEN, ESQ.
                             ANDREWS & KURTH L.L.P.
                          1717 MAIN STREET, SUITE 3700
                               DALLAS, TEXAS 75201
                                 (214) 659-4433

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________________

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                            Proposed Maximum          Proposed           Amount of
Proposed Title of Securities to                             Offering Price Per    Maximum Aggregate     Registration
       be Registered               Amount to Be Registered       Unit(1)          Offering Price(1)         Fee(2)
---------------------------------------------------------------------------------------------------------------------
Auto Loan Backed Notes and
Auto Loan Pass-Through
Certificates                            $1,000,000               100%               $1,000,000            $295
=====================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.


(2) Previously paid to the Commission on April 28, 1998 in connection with the filing of the Registration Statement.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

PART II   -  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

           The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee.......................................................                      $   295
Blue Sky Fees and Expenses.............................................                          **
Printing Expenses......................................................                          **
Trustee Fees and Expenses..............................................                          **
Legal Fees and Expenses................................................                          **
Accounting Fees and Expenses...........................................                          **
Rating Agencies' Fees..................................................                          **
Miscellaneous..........................................................                          **
                                                                                             ------

          Total........................................................                      $   **
                                                                                             ======

*          All amounts except registration fee are estimates.
**         To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


           Under Section 145 of the Delaware General Corporation Law ("DELAWARE LAW") Onyx Acceptance Financial Corporation (the "COMPANY") has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company's Bylaws (the "BYLAWS") provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law and requires the Company to advance litigation expenses upon receipt by the Company of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.



           The Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefits to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.


           The Company has acquired a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the Company against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or for which it is required or permitted by law to indemnify its directors and officers.

           In addition, the Company has entered into agreements to indemnify its directors and certain of its officers in addition to indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company.

           The Underwriting Agreement provides for indemnification by the Company of the Underwriter, for certain liabilities rising under the Securities Act or otherwise. It also provides, in certain limited instances, for indemnification by the Underwriter of the Company with respect to information furnished by or on behalf of the Underwriter that are contained in this prospectus or included as part of this Registration Statement.


                  [Remainder of Page Intentionally Left Blank]

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

           a.  Exhibits:


              **1.1     Form of Underwriting Agreement

              **4.1     Form of Trust Agreement between the Registrant, the
                        Servicer and the Owner Trustee

              **4.2     Form of Indenture between the Trust and the Indenture
                        Trustee

             ***4.3     Form of Sale and Servicing Agreement among the
                        Registrant, the Servicer and the Owner Trustee

              **4.4     Form of Pooling and Servicing Agreement among the
                        Registrant, the Servicer and the Trustee

              **4.5     Form of Administration Agreement among the Trust, the
                        Administrator and the Indenture Trustee

              **5.1(a) Opinion of Andrews & Kurth L.L.P. with respect to legality of Notes

              **5.1(b) Opinion of Andrews & Kurth L.L.P. with respect to legality of Certificates

               *8.1 Opinion of Andrews & Kurth L.L.P. with respect to tax matters

              **23.1    Consent of Andrews & Kurth L.L.P. (included as part of
                        Exhibits 5.1(a) and 5.1(b))

               *23.2    Consent of Andrews & Kurth L.L.P. (included as part of
                        Exhibit 8.1)

              **24.1 Power of Attorney of Directors and Officers of the Registrant.

------------

*   Filed herewith.
**  Previously filed.
*** To be filed by amendment.


ITEM 17.  UNDERTAKINGS

           (a) As to Rule 415:

           The undersigned registrant hereby undertakes:

                                (1) To file, during any period in which offers
                        or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                                        (i) to include any prospectus required
                                by Section 10(a)(3) of the Securities Act of 1933, as amended;

                                        (ii) to reflect in the prospectus any
                                facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                                        (iii) to include any material
                                information with respect to the plan of
                                distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                                Provided, however, that the undertakings set
                        forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                                (2) That, for the purpose of determining any
                        liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                (3) To remove from registration by means of a
                        post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) As to documents subsequently filed that are incorporated by reference:

                     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) As to indemnification:

                     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement No. 333-51239 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 30, 1998.




                                 Onyx Acceptance Financial Corporation


                                 By:                JOHN W. HALL*
                                   ---------------------------------------------
                                                    John W. Hall
                                 Director, President and Chief Executive Officer






           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-51239 has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                     TITLE                               DATE
         ---------                                     -----                               ----

               JOHN W. HALL*                    President and Chief                    April 30, 1998
--------------------------------------          Executive Officer, Director
               John W. Hall                     (Principal Executive Officer)




               DON P. DUFFY*                    Executive Vice President               April 30, 1998
--------------------------------------          and Chief Financial Officer,
               Don P. Duffy                     Director (Principal Financial
                                                and Accounting Officer)




          /s/ REGAN E. KELLY                    Executive Vice President,              April 30, 1998
--------------------------------------                Director
              Regan E. Kelly



             KURT C. BICKNELL*                         Director                        April 30, 1998
--------------------------------------
             Kurt C. Bicknell



               STEVE M. BOND*                          Director                        April 30, 1998
--------------------------------------
               Steve M. Bond



* By:  /s/ REGAN E. KELLY
       -------------------------------
       Regan E. Kelly
       Attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

 **1.1         Form of Underwriting Agreement

 **4.1 Form of Trust Agreement between the Registrant, the Servicer and the Owner Trustee

 **4.2         Form of Indenture between the Trust and the Indenture
               Trustee

***4.3         Form of Sale and Servicing Agreement among the
               Registrant, the Servicer and the Owner Trustee

 **4.4         Form of Pooling and Servicing Agreement among the
               Registrant, the Servicer and the Trustee

 **4.5 Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee

 **5.1(a) Opinion of Andrews & Kurth L.L.P. with respect to legality of Notes

 **5.1(b) Opinion of Andrews & Kurth L.L.P. with respect to legality of Certificates

  *8.1 Opinion of Andrews & Kurth L.L.P. with respect to tax matters

**23.1 Consent of Andrews & Kurth L.L.P. (included as part of Exhibits 5.1(a) and 5.1(b))

 *23.2         Consent of Andrews & Kurth L.L.P. (included as part of
               Exhibit 8.1)

**24.1 Power of Attorney of Directors and Officers of the Registrant.

---------------

*   Filed herewith.
**  Previously filed.
*** To be filed by amendment.